Exhibit 99.1

Eclipsys Releases Financial Results for Quarter Ended September 30, 2008

ATLANTA--(BUSINESS WIRE)--November 5, 2008--Eclipsys Corporation® (NASDAQ: ECLP), The Outcomes Company®, today released results for the quarter ended September 30, 2008.

Revenues

Revenues for the quarter ended September 30, 2008 were $132.4 million, compared with revenues of $121.1 million for the quarter ended September 30, 2007, an increase of approximately 9 percent.

GAAP Net Income

On a GAAP basis, net income for the third quarter of 2008 was $87.4 million, or $1.59 per diluted share, including a one-time income-tax benefit of $80.0 million compared to net income of $8.9 million, or $0.16 per diluted share in the third quarter of 2007.

Non-GAAP Net Income

Non-GAAP net income for the quarter was $16.3 million, or $0.30 per diluted share, compared to non-GAAP net income of $11.8 million, or $0.22 per diluted share for the third quarter in 2007. This represents a 36 percent increase in non-GAAP EPS year over year. Non-GAAP net income excludes stock-based compensation expense, acquisition related amortization, and certain other items that the company does not consider to be indicative of its ongoing business operations as follows:

  $80.0 million or $1.46 per diluted share benefit as a result of the release of the company’s deferred tax valuation allowance
  $5.6 million or $0.10 per diluted share expense for stock-based compensation
  $1.4 million or $0.03 per diluted share expense from severance costs associated with the reorganization of the professional services organization
  $1.1 million or $0.02 per diluted share expense for amortization of intangible assets associated with the February 2008 acquisition of EPSi
  $0.8 million or $0.01 per diluted share net reduction in earnings resulting from nonrecurring adjustments from prior periods

Cash Flows

Eclipsys ended the quarter with $89.5 million in cash and marketable securities, as well as $111.1 million in long-term investments. The company’s operating cash flows for the quarter ended September 30, 2008 were $35.0 million, an increase of $12.6 million compared to the quarter ended September 30, 2007. Free cash flows for the quarter were $22.4 million compared to $12.3 million for the third quarter 2007.

The following table summarizes (unaudited) select financial data:

	In thousands, except per share data				In thousands, except per share data
	Three months ended September 30				Nine months ended September 30
	(unaudited)				(unaudited)
	2008	2007	$Change	% Change	2008	2007	$Change	% Change
Revenues	$132,424	$121,080	$11,344	9%	$388,946	$353,129	$35,817	10%

GAAP Results:
Net income	$87,396	$8,864	$78,532	886%	$96,196	$16,959	$79,237	467%
Earnings per common share, diluted	$1.59	$0.16	$1.43	894%	$1.76	$0.31	$1.45	468%

Non-GAAP Results:
Net income(a)	$16,347	$11,752	$4,595	39%	$37,615	$27,601	$10,014	36%
Earnings per common share, diluted(a)	$0.30	$0.22	$0.08	36%	$0.69	$0.51	$0.18	35%
(a) A reconciliation of GAAP to non-GAAP results is included in the attached table.

“We are pleased with our operating results for the third quarter, particularly in light of the challenging economic climate that emerged in mid September. We had good revenue growth compared to the third quarter in 2007 and generated very strong free cash flows,” said R. Andrew Eckert, Eclipsys president and chief executive officer. “We signed a number of major contract renewals that expanded our product footprint with existing clients, including Robert Wood Johnson University Hospital, while at the same time adding several new clients. While the economic environment remains uncertain, we think the strategic and operational importance of clinical, revenue cycle, and business process improvement solutions to care providers positions us well over the next several quarters.”

Added Eckert, “we’re very excited about the recent acquisition of MediNotes. We now have a leading-edge solution that enables us to compete in the market for electronic medical records and practice management solutions for small to mid-size physician practices - one of the fastest growing markets in healthcare IT. Additionally, these solutions also strengthen our existing community offerings to help us more effectively support our clients’ community strategies.”

Investor Teleconference November 5

Eclipsys executives will discuss the third-quarter results on a teleconference scheduled for 4:30 p.m. Eastern time on November 5. Persons interested in participating in the teleconference should call (888) 428-4480 approximately 15 minutes before the conference call is slated to begin. For listen-only mode, participants can go to www.eclipsys.com prior to the conference call to register and download the necessary audio software. About two hours after its completion, an audio replay of the call will be available on www.eclipsys.com for approximately 48 hours.

About Eclipsys

Eclipsys is a leading provider of advanced integrated clinical, revenue cycle and business process improvement software, clinical content and professional services that help healthcare organizations improve clinical, financial and operational outcomes. For more information, see www.eclipsys.com or email info@eclipsys.com.

Non-GAAP Measures

The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the company has provided net income and earnings per share information on a non-GAAP basis for the three and nine month periods ended September 30, 2008 and for the three and nine month periods ended September 30, 2007 to exclude non-cash stock-based compensation expenses and certain items incurred that the company does not consider to be indicative of its ongoing business operations, as listed on the attached GAAP to non-GAAP tables. These non-GAAP financial measures should not be considered a substitute for, or superior to, any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Internally, management uses this non-GAAP information for forecasting and to help make management decisions, as an indicator of business performance, and to evaluate management’s effectiveness and help determine bonuses for management and others.

The economic substance of omitting non-cash stock-based compensation expense in presenting non-GAAP earnings derives from providing investors with consistent measures of performance both before and after including non-cash stock-based compensation charges. The economic substance of omitting the other items incurred that the company does not consider to be indicative of its ongoing business operations derives from the fact that episodic charges of these kind make it more difficult to compare operating results of different periods, not all of which include such gains and/or charges. However, the omission of non-cash stock-based compensation expense may mask an economic cost incurred by the company in connection with stock-based compensation, and the omission of the charges related to the company’s other non-GAAP adjustments may mask actual and expected future costs associated with such matters. Management compensates for these limitations by using both the GAAP and non-GAAP measures.

Management believes that the non-GAAP financial measures provided, when considered in conjunction with comparable GAAP financial measures, facilitate the understanding and evaluation of the company’s operating performance and future prospects, as well as comparisons of the company’s results with its prior period results that did not include these gains and/or charges, and with results of other companies on a more consistent basis. For example, omitting the stock-based compensation expense facilitates review by the majority of the company’s analysts, who model the company’s earnings excluding stock-based compensation charges.

The company has provided reconciling tables attached to this release.

Special Note

Statements in this news release or the investor call referenced herein concerning the company’s sales, marketing and operational initiatives; future financial results, operating performance, and development efforts; and the benefits provided by Eclipsys software and services are forward-looking statements and actual results may differ from those projected due to a variety of risks and uncertainties. Future performance expectations are predicated upon achievement of various sales and performance targets that may be difficult to meet. Sales may be slower than expected due to market conditions, competition, and other factors. Costs may be greater than anticipated due to the potential need to increase spending to ensure performance in accordance with commitments to clients and other factors. Software development may take longer and cost more than expected, and incorporation of anticipated features and functionality may be delayed, due to various factors including programming and integration challenges and resource constraints. The market is highly competitive. Implementation and customization of Eclipsys software is complex and time-consuming. Results depend upon a variety of factors and can vary by client. Each client’s circumstances are unique and may include unforeseen issues that make it more difficult than anticipated to implement or derive benefit from software, implementation or consulting services. The success and timeliness of the company’s services will depend at least in part upon client involvement, which can be difficult to control. Eclipsys is required to meet specified performance standards, and clients can terminate contracts, assess penalties or reduce contract scope under certain circumstances. More information about company risks is available in recent Form 10-K and other filings made by Eclipsys from time to time with the Securities and Exchange Commission. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Eclipsys Corporation and The Outcomes Company are registered trademarks of Eclipsys Corporation.

Eclipsys Corporation
GAAP Income Statements (Unaudited)
(in thousands, except per share amounts)

	GAAP	GAAP				GAAP	GAAP
	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	$	Change	% Change	Year-to-date September 30, 2008	Year-to-date September 30, 2007	$	Change	% Change

Revenues:
Systems and services	$127,575	$117,530		$10,045	8.5%	$373,021	$340,979		$32,042	9.4%
Hardware	4,849	3,550		1,300	36.6%	15,925	12,150		3,775	31.1%
Total revenues	132,424	121,080		11,345	9.4%	388,946	353,129		35,817	10.1%

Cost and expenses:
Cost of systems and services	73,166	65,454		7,712	11.8%	210,042	197,502		12,540	6.3%
Cost of hardware	5,457	2,685		2,772	103.2%	13,408	9,336		4,072	43.6%
Sales and marketing	19,498	17,896		1,602	8.9%	63,150	54,215		8,935	16.5%
Research and development	14,195	14,079		116	0.8%	47,102	42,136		4,966	11.8%
General and administrative	8,202	8,742		(540)	-6.2%	26,877	23,950		2,927	12.2%
Depreciation and amortization	5,145	4,710		435	9.2%	15,651	13,445		2,206	16.4%
In-process research and development charge	-	-		-	(a) N/M	850	-		850	(a) N/M
Total costs and expenses	125,663	113,567		12,096	10.7%	377,080	340,585		36,495	10.7%

Income (loss) from operations	6,761	7,513		(752)	-10.0%	11,866	12,544		(678)	-5.4%
Gain/(loss) on sale of assets	685	-		685	(a) N/M	4,200	-		4,200	(a) N/M
Interest income, net	634	1,814		(1,180)	-65.0%	3,581	4,916		(1,335)	-27.2%
Income (loss) before income taxes	8,080	9,327		(1,247)	-13.4%	19,647	17,460		2,187	12.5%
Provision for income taxes	(79,316)	463		(79,779)	(a) N/M	(76,549)	501		(77,050)	(a) N/M
Net income (loss)	$87,396	$8,864		$78,532	886.0%	$96,196	$16,959		$79,237	467.2%
Net income (loss) per share:
Basic net income (loss) per common share	$1.62	$0.17		$1.45	852.9%	$1.79	$0.32		$1.47	459.4%
Diluted net income (loss) per common share	$1.59	$0.16		$1.43	893.8%	$1.76	$0.31		$1.45	467.7%
Weighted average common shares outstanding:
Basic	53,860	53,100		760	1.4%	53,684	52,594		1,090	2.1%
Diluted	54,814	54,380		434	0.8%	54,677	53,843		834	1.5%

(a) Not Meaningful

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash	$89,376	$22,510
Marketable securities	149	168,925
Accounts receivable, net of allowance for doubtful accounts of $4,532 and $4,240, respectively	118,888	99,260
Prepaid expenses	23,724	27,289
Deferred tax asset	25,629	7,524
Other current assets	7,051	1,759
Total current assets	264,817	327,267

Long-term investments	111,083	-
Property and equipment, net	52,666	45,657
Capitalized software development costs, net	36,802	38,206
Acquired technology, net	11,620	594
Intangible assets, net	5,874	1,376
Deferred tax asset	116,783	31,187
Goodwill	39,055	7,772
Other assets	12,546	13,374
Total assets	$651,246	$465,433

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$104,025	$105,115
Accounts payable	20,398	11,679
Accrued compensation costs	19,869	24,473
Notes payable	-	-
Deferred tax liability	2,196	1,777
Other current liabilities	18,975	19,381
Total current liabilities	165,463	162,425

Deferred revenue	5,959	9,860
Deferred tax liability	40,115	31,235
Long term debt	51,000
Other long-term liabilities	20,210	3,899
Total liabilities	282,747	207,419

Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized; issued and outstanding, 54,559,163 and 53,806,742, respectively	546	538
Additional paid-in capital	537,934	519,112
Accumulated deficit	(168,025)	(264,218)
Accumulated other comprehensive income	(1,956)	2,582
Total stockholders’ equity	368,499	258,014
Total liabilities and stockholders’ equity	$651,246	$465,433

ECLIPSYS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2008	2007	2008	2007

Operating activities:
Net income	$96,196	$16,959	$87,396	$8,864
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	29,818	27,390	9,267	8,127
Provision for bad debt	2,655	1,378	1,255	478
In-process research and development charge	850
Deferred income taxes	(79,195)	329	(79,562)	291
Gain on sale of marketable securities	(30)	16		26
Stock compensation expense	13,093	8,261	5,627	2,714
Gain on sale of assets	(4,168)		(685)
Foreign currency gain/(loss)	(317)		(125)
Interest income received, net	588		64
Changes in operating assets and liabilities, excluding the effect of acquisitions and dispositions:
Accounts receivable	(21,611)	(5,008)	(2,803)	(2,882)
Prepaid expenses and other current assets	755	(6,197)	4,823	3,527
Inventory	-	849	18	(97)
Other assets	(289)	337	(1,336)	311
Deferred revenue	(3,378)	(6,287)	5,127	1,522
Accrued compensation	(5,029)	9,663	1,678	7,269
Accounts payable and other current liabilities	7,601	(9,658)	3,703	(8,799)
Long-term liabilities	3,317	1,076	379	1,011
Other reconciling items	692		164
Total adjustments	(54,648)	22,149	(52,406)	13,498
Net cash provided by operating activities	41,548	39,108	34,990	22,362
Investing activities:
Purchases of property and equipment	(20,432)	(13,065)	(7,117)	(4,640)
Purchase of marketable securities	(102,000)	(107,950)		(55,005)
Proceeds from sales of marketable securities	151,100	72,519		34,675
Proceeds from sale of assets	698
Proceeds from sale of debt and equity securities	2,541
Capitalized software development costs	(12,417)	(15,278)	(5,476)	(5,453)
Restricted Cash	1,963	(1,969)	1,963
Earnout out on disposition	3,578		996
Cash paid for acquisitions, net of cash acquired	(54,593)	(1,153)	(223)	(467)
Net cash used in investing activities	(29,562)	(66,896)	(9,857)	(30,890)
Financing activities:
Proceeds from stock options exercised	5,283	10,333	2,844	2,836
Proceeds from employee stock purchase plan	615		240
Cash paid for debt issuance costs	(1,430)		(1,009)
Repayment of secured financing	(95,000)		(50,000)
Proceeds from secured financing	146,000		51,000
Net cash provided by financing activities	55,468	10,333	3,075	2,836

Effect of exchange rates on cash and cash equivalents	(588)	703	(352)	300
Net increase (decrease) in cash and cash equivalents	66,866	(16,752)	27,856	(5,392)
Cash and cash equivalents — beginning of period	22,510	41,264	61,520	29,904
Cash and cash equivalents — end of period	$89,376	$24,512	$89,376	$24,512

ECLIPSYS CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Pro Forma Results
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

GAAP net income	$87,396	$8,864	$96,196	$16,959

Adjusted for:
Stock-based compensation expense[1]	5,624	2,714	13,091	8,261
Option review and derivative litigation[2]	-	174	1,353	2,381
EPSi [3]	1,121		3,516
Gain on sale of Assets[4]			(3,227)
Headquarter Relocation[5]			2,940
Tax Provision[6]			1,540
Professional Services Reorganization[7]	1,378		1,378
Non-recurring prior year charges[8]	782		782
Valuation Allowance Reversal[9]	(79,954)		(79,954)

Non-GAAP net income	$16,347	$11,752	$37,615	$27,601

GAAP diluted earnings (loss) per share	$1.59	0.16	1.76	$0.31

Adjusted for:
Stock-based compensation expense[1]	0.10	0.05	0.24	0.15
Option review and derivative litigation[2]			0.02	0.04
EPSi [3]	0.02		0.06
Gain on sale of Assets[4]			(0.06)
Headquarter Relocation[5]			0.05
Tax Provision[6]			0.03
Professional Services Reorganization[7]	0.03		0.03
Non-recurring prior year charges[8]	0.01		0.01
Valuation Allowance Reversal[9]	(1.46)		(1.46)

	$0.30	$0.22	$0.69	$0.51

(1)Relates to stock-based compensation expense. This expense includes an incremental nonrecurring increase of $1.5 million resulting from our decision during the third quarter 2008 to change how the company applies the forfeiture rate in the calculation of stock based compensation expense.

(2)This 2007 charge was incurred in connection with the voluntary stock option review completed in the second quarter of 2007, and primarily relates to legal and accounting fees. The 2008 charge relates primarily to legal fees associated with the subsequent derivative litigation. These 2008 costs are net of insurance recoveries.

(3)This amount relates to a charge of $850 for a write off of in-process research and development and amortization of intangible assets recorded as part of the purchase price allocation of the February 2008 acquisition of EPSi.

(4)This gain resulted from the achievement of certain post-closing milestones associated with the December 2007 sale of the Clinical Practice Model Resource Center business.

(5)This cost was related primarily to amounts incurred to relocate the corporate headquarters from Boca Raton to Atlanta. These include salaries and benefits associated with termination of employees not relocating and other administrative costs associated with the move.

(6)FASB Interpretation 48 "Accounting for Uncertainty in Income Taxes" clarifies the criteria for recognizing income tax benefits. This charge was recorded as a result of the review of uncertain state tax positions.

(7)This expense reflects severance costs associated with the reorganization of our professional services organization.

(8)This amount reflects a net reduction in earnings resulting from nonrecurring adjustments from prior periods.

(9)Income tax benefit associated with the reversal of our deferred tax valuation allowance.

CONTACT:
Eclipsys
Jason Cigarran, 404-847-5965
Vice President, Investor Relations
jason.cigarran@eclipsys.com
or
Robert J. Colletti, 404-847-5975
Chief Financial Officer
investor.relations@eclipsys.com